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                          INSTRUCTIONS FOR WITHDRAWAL
                                      OF
           PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                      IN
                     UNITED INVESTORS GROWTH PROPERTIES II

PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IN AN OUTSTANDING OFFER. ANY UNITS TENDERED IN PRIOR OFFERS AND PAID FOR MAY NOT BE WITHDRAWN.

1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer made on June 25, 1999 (the "Bond Purchase") by Bond Purchase, L.L.C. ("Bond Purchase") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously Tendered Units" of United Investors Growth Properties II ("Notice of Withdrawal"), to:

                              Bond Purchase, L.L.C.
                              P.O. Box 26730
                              Kansas City, MO  64196
                              Telephone: (816) 421-4670
                              Fax: (816) 221-1829

     Bond Purchase must receive the Notice of Withdrawal prior to July 12, 1999, the Expiration Date set forth in the Bond Purchase Offer, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. COPIES OF ALL NOTICE OF WITHDRAWALS SHOULD BE SENT OR TRANSMITTED TO RIVER OAKS PARTNERSHIP SERVICES, INC. AT P.O. BOX 2065, S. HACKENSACK, N.J. 07606-2065 (IF BY MAIL), 111 COMMERCE ROAD, CARLSTADT, N.J. 07072, ATTN.:
     REORGANIZATION DEPT. (IF BY OVERNIGHT COURIER) OR FAX IT TO (201) 896-0910


2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Agreement of Assignment and Transfer relating to the Bond Purchase Offer, in the same manner as such Agreement of Assignment and Transfer was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Bond Purchase Offer are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Agreement of Assignment and Transfer, then it must be guaranteed on the Notice of Withdrawal.



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                              NOTICE OF WITHDRAWAL
                                       of
                              Previously Tendered
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                                       of
                     UNITED INVESTORS GROWTH PROPERTIES II

                                        TO:     Bond Purchase, L.L.C.
                                                P.O. Box 26730
                                                Kansas City, MO  64196
                                                Telephone: (816) 421-4670
                                                Fax: (816) 221-1829


Gentlemen:

         The following units of limited partnership interest (the "Units") of United Investors Growth Properties II (the "Partnership") previously tendered to Bond Purchase, L.L.C. ("Bond Purchase") are hereby withdrawn. A failure to complete the Section "Number of Units Tendered" shall be deemed to indicate the intent of the undersigned that all Units tendered to Bond Purchase are hereby withdrawn.

===============================================================================

                        DESCRIPTION OF UNIT(S) WITHDRAWN
                                      AND
                         SIGNATURES OF LIMITED PARTNERS


All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.


NUMBER OF UNITS WITHDRAWN: ________ (if all Units, you may leave blank)


    X                                                         X
     -------------------------------------------------          ----------------------------------------
                  (Signature of Owner)                                 (Signature of Joint Owner)

    Name and Capacity (if other than individuals):
                                                   --------------------------------------

    Title:
           ------------------------------------------------------------------------------

    Address:
           ------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
    (City)                                  (State)                             (Zip)



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    Area Code and Telephone No.   (Day):
                                         ----------------------------------

                                  (Evening):
                                             ------------------------------


    ===========================================================================

                       SIGNATURE GUARANTEE (IF REQUIRED)
                              (SEE INSTRUCTION 4)

    Name and Address of Eligible Institution:
                                              ----------------------------------

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

    Authorized Signature: X
                            -----------------------------------

    Name:
          -----------------------------------------------------

    Title:                                                      Date:
          ---------------------------------------------------        -----------



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